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                                                                     Exhibit 1.1

                        FEDERAL REALTY INVESTMENT TRUST

                       Common Shares and Preferred Shares
                                _______________

                             Underwriting Agreement
                             ----------------------


                                                            November 19, 2001



MORGAN STANLEY & CO. INCORPORATED
FIRST UNION SECURITIES, INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
SALOMON SMITH BARNEY INC.
as Representatives of the several Underwriters
  c/o Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York  10036

Ladies and Gentlemen:

     From time to time Federal Realty Investment Trust, a Maryland real estate investment trust (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its shares of beneficial interest (the "Shares") specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "Designated Shares"). The Shares may include the Company's common shares of beneficial interest, par value $0.01 per share (the "Common Shares"), or preferred shares of beneficial interest, par value $0.01 per share (the "Preferred Shares").

     The terms and rights of any particular issuance of Designated Shares shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the resolutions of the board of trustees of the Company or a duly appointed committee thereof identified in such Pricing Agreement.

     1. Particular sales of Designated Shares may be made from time to time to the Underwriters of such Shares, for whom the firms designated as representatives of the Underwriters of such Shares in the Pricing Agreement relating thereto will act as representatives
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(the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Shares or as an obligation of any of the Underwriters to purchase the Shares. The obligation of the Company to issue and sell any of the Shares and the obligation of any of the Underwriters to purchase any of the Shares shall be evidenced by the Pricing Agreement with respect to the Designated Shares specified therein. Each Pricing Agreement shall specify the aggregate number of such Designated Shares, the initial public offering price of such Designated Shares, the purchase price to the Underwriters of such Designated Shares, the names of the Underwriters of such Designated Shares, the names of the Representatives of such Underwriters and the number of such Designated Shares to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Shares and payment therefor. The Pricing
Agreement shall also specify (to the extent not set forth in the registration statement and prospectus with respect thereto) the terms of such Designated Shares. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

     2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

       (a) A registration statement on Form S-3 (File No. 333-63619) (the "Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Registration Statement and any post-effective amendments thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such Registration Statement, but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other documents with respect to the Registration Statement or documents incorporated by reference therein have heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendments thereto or the Rule 462(b) Registration Statement, if any, have been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Registration Statement at the time such part of the registration statement became effective, each as amended at the time such part of the Registration Statement became effective or such part of the Rule 462(b)

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     Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Shares, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to
     Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Shares in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing; and if the Company elects to rely on Rule 434 under the Act, any reference to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the Act (the "Rule 434 Prospectus"));

       (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Shares through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Shares;

       (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will

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     conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Shares through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Shares;

       (d) The Company has been duly organized and is validly existing and in good standing as a real estate investment trust under the laws of the state of Maryland, with full power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company has interests in a number of entities (collectively, the "Entities"), identified on Annex III, which have been duly organized and are validly existing as corporations, partnerships, limited liability corporations or joint ventures as the case may be, in good standing under the laws of the jurisdiction of their organization (except for joint ventures, which have no good standing certificate requirements), with full power and authority to own, lease and operate their properties and conduct their business as described in the Prospectus; except as otherwise denoted in Annex III hereto, all of the equity interests in the Entities are owned by the Company free and clear of all pledges, liens, encumbrances, claims, security interests and defects; all of the issued and outstanding stock of each Entity that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, except as otherwise denoted in Annex III hereto, free and clear of all pledges, liens, encumbrances, claims, security interests and defects; no options, warrants or other rights to convert any obligations into partnership or other ownership interests in the Entities are outstanding; and the Company and the Entities are duly qualified to transact business in all jurisdictions in which the Company and the Entities are transacting business and in which the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and the Entities considered as one enterprise;

       (e) Neither the Company nor any of the Entities has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the date as of which information is given in the Prospectus, there has not been any change in the consolidated capital stock (except for issuances of Common Shares pursuant to the Company's employee benefit plans and the Company's Dividend Reinvestment and Share Purchase
     Plan) or any increase in the consolidated long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs,

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     management, financial position, shareholders' equity or results of operations of the Company and the Entities taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

       (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and, except as set forth in the Prospectus under the captions "Description of Common Shares--Shareholder Liability" and "Description of Preferred Shares- -Shareholder Liability", non-assessable;

       (g) The Designated Shares have been duly and validly authorized, and, when Designated Shares are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Shares, such Designated Shares will be duly and validly issued and fully paid and, except as set forth in the Prospectus under the captions "Description of Common Shares--Shareholder Liability" and "Description of Preferred Shares- -Shareholder Liability", non-assessable; and the Designated Shares conform to the description thereof contained in the Registration Statement and the Prospectus as amended or supplemented with respect to such Designated Shares;

       (h) The issue and sale of the Designated Shares and the compliance by the Company with all of the provisions of this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Entities is a party or by which the Company or any of the Entities is bound or to which any of the property or assets of the Company or any of the Entities is subject, nor will such action result in any violation of the provisions of the Declaration of Trust or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Entities or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement or any Pricing Agreement, except such as have been, or will have been prior to the Time of Delivery (as defined in Section 4 hereof), obtained under the Act and the Exchange Act and except for the listing of the Designated Shares on the New York Stock Exchange, Inc. or other stock exchanges and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

       (i) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Entities is a party or of which any property of the Company or any of the Entities is the subject which, if determined adversely to the Company or any of the Entities, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and the Entities; and, to the best of the

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     Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

       (j) The consolidated financial statements of the Company and the Entities, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations of the Company and the Entities at the indicated dates and for the indicated periods. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the consolidated financial statements incorporated by reference therein;

       (k) The Company and the Entities have good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property referred to in the Prospectus as owned or leased by the Company or any of the Entities, in each case free and clear of all pledges, liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus or which are not material in amount;

       (l) The Company and the Entities have filed all Federal, State, local and foreign income tax returns which have been required to be filed, or appropriate extensions for such filings have been obtained as required by law, and all Federal, State, local and foreign taxes of the Company and the Entities have been paid except such taxes as are not yet due or are being contested in good faith;

       (m) The Company and each of the Entities hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their respective businesses; and neither the Company nor any of the Entities has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company;

       (n) Arthur Andersen LLP who has audited the consolidated balance sheets of the Company and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, common shareholders' equity, and cash flows for each of the years in the two year period ended December 31, 2000 and Grant Thornton LLP who has audited the accompanying consolidated statement of operations, shareholders' equity and cash flows of the Company for the period ended December 31, 1998, filed with the Commission as part of, or incorporated by reference in, the Registration Statement and Prospectus, are each independent public accountants as required by the Act and the rules and regulations of the Commission promulgated thereunder;

       (o) The conditions for use of registration statements on Form S-3 set forth in the General Instructions on Form S-3 have been satisfied and the Company is entitled to use such form for the transaction contemplated herein;

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       (p) Although the Company is aware of the presence of hazardous substances, hazardous materials, toxic substances or waste materials ("Hazardous Materials") on certain of its properties, nothing has come to the attention of the Company which, at this time, would lead the Company to believe that the presence of such Hazardous Materials, when considered in the aggregate, would materially adversely affect the financial condition of the Company. In connection with the construction on or operation and use of the properties owned or leased by the Company or the Entities, the Company represents that, as of the date of this Agreement, it has no knowledge of any material failure by the Company or the Entities to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials; and

       (q) With respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim, the Company has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's present and contemplated operations, assets and income continue to meet such requirements; and the Company is neither an "investment company" nor a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     3. Upon the execution of the Pricing Agreement applicable to any Designated Shares and authorization by the Representatives of the release of such Designated Shares, the several Underwriters propose to offer such Designated Shares for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

     4. Certificates for the Designated Shares to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in definitive form and in such authorized denominations and registered in such names as the Representatives may request upon at least twenty-four hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable to the order of the Company in the funds specified in such Pricing Agreement, all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery" for such Shares.

     5.  The Company agrees with each of the Underwriters of any Designated
Shares:

       (a) If the Company does not elect to rely on Rule 434 under the Act, immediately following execution and delivery of the applicable Pricing Agreement, to prepare the Prospectus as amended and supplemented in relation to the applicable Designated Shares in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Shares or, if applicable, such earlier time as may be required by

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     Rule 424(b), or if the Company elects to rely on Rule 434 under the Act, immediately following execution and delivery of the applicable Pricing Agreement, to prepare an abbreviated term sheet relating to the Designated Shares in a form approved by the Representatives that complies with the requirements of Rule 434 under the Act and to file such form of Rule 434 Prospectus complying with Rule 434(c)(2) of the Act pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Shares or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Designated Shares and prior to the Time of Delivery for such Designated Shares which shall be reasonably disapproved by the Representatives for such Designated Shares promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Shares, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Shares, of the suspension of the qualification of such Designated Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Shares or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

       (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Designated Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

       (c) Promptly to furnish the Underwriters with copies of the Prospectus in New York City as amended or supplemented in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Designated Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any

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     material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

       (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158);

       (e) During the period beginning from the date of the Pricing Agreement for such Designated Shares and continuing to and including the earlier of
     (i) the termination of trading restrictions for such Designated Shares, as notified to the Company by the Representatives and (ii) the Time of Delivery for such Designated Shares, not to offer, sell, contract to sell or otherwise issue any shares of capital stock of the Company which are substantially similar to such Designated Shares, without the prior written consent of the Representatives;

       (f) To use the net proceeds received by it from the sale of the Designated Shares in the manner specified in the Prospectus under the caption "Use of Proceeds"; and

       (g) To qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and to use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust".

     6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto (including each abbreviated term sheet delivered by the Company pursuant to Rule 434 under the Act) and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any blue sky and legal investment surveys and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky and legal investment surveys;
(iv) any filing fees incident to any required review by the

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National Association of Securities Dealers, Inc. of the terms of the sale of the
Shares; (v) the cost of preparing certificates for the Shares; (vi) the costs and charges of any transfer agent or registrar or dividend disbursing agent; and
(vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section,
Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters of any Designated Shares under the Pricing Agreement relating to such Designated Shares shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in, or incorporated by reference from this Agreement into, the Pricing Agreement relating to such Designated Shares are, at and as of the Time of Delivery for such Designated Shares, true and correct, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and to the following additional conditions:

       (a) The Prospectus as amended or supplemented in relation to the applicable Designated Shares shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

       (b) Sidley Austin Brown & Wood LLP, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Shares, with respect to the organization of the Company, the validity of the Designated Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus as amended or supplemented and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

       (c) Hogan & Hartson L.L.P., counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Shares, in form and substance satisfactory to the Representatives, to the effect that:

          (i) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the state of Maryland, with full power and authority to own its current properties and conduct its business as described in the Prospectus; SRI has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Maryland, with full power and authority to own its current properties and conduct its business as described in the Prospectus; the Company and SRI are authorized to transact business in the states specified in such opinion as of the respective dates of the certificates specified in such opinion; and the conditions for use of a registration statement on Form S-3 have been satisfied;

             (ii) This Agreement and the Pricing Agreement with respect to the Designated Shares have been duly authorized, executed and delivered by the Company;

             (iii) The information in the Prospectus as amended or supplemented under the captions "Description of Series B Preferred Shares" and "Description of Preferred Shares," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel, and is correct in all material respects;

             (iv) The issue and sale of the Designated Shares being delivered at such Time of Delivery and the compliance by the Company with all of the provisions of this Agreement and the Pricing Agreement with respect to the Designated Shares and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, the Declaration of Trust or By-laws of the Company or any applicable law, rule, regulation, order, judgement or decree known to such counsel of any Maryland court or governmental agency or body having jurisdiction over the Company or SRI or any of their respective properties or any of the agreements identified in Schedule A hereto;

            (v) No consent, approval, authorization, order, registration or qualification of or with the Commission or any Maryland court or governmental agency or body is required for the issue and sale of the Designated Shares being delivered at such Time of Delivery or the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Agreement, except such as have been obtained under the Act and the Exchange Act and except for the listing of the Designated Shares on the New York Stock Exchange, Inc. or other stock exchanges and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Shares by the Underwriters;

            (vi) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and

             (vii) The Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Time of Delivery for the Designated Shares (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; if applicable, the Rule 434

       Prospectus complies as to form in all material respects with the requirements of Rule 434 under the Act; they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.

             In delivering such opinion, counsel shall be entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of certain matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates.

       (d) In addition to the above opinion, the Representatives shall have received the opinion or opinions of Hogan & Hartson L.L.P., Tax Counsel to the Company, dated the Time of Delivery for such Designated Shares, in form and substance satisfactory to the Representatives, to the effect that (1) the Company is and has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code since its taxable year ended December 31, 1996, and the Company's current and proposed organization and method of operation including distributions (as described in the Prospectus, Prospectus Supplement, the Company's Current Report on Form 8-K filed with the Commission on November 15, 2001 (hereafter, the "Company's Form 8-K") and as represented by the Company) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2001, and thereafter; and (2) the discussion in (x) the Prospectus Supplement under the caption "Federal Income Tax Consequences"; (y) the Prospectus under the caption "Federal Income Tax Considerations," except we note that the statement to the effect that the Company is generally required to distribute to shareholders 95% of its taxable income each year is not correct for tax years of the Company beginning after December 31, 2000, for which periods the Company is generally required to dostribute to shareholders 90% of its taxable income; and (z) the Company's Form 8-K under the caption "Federal Income Tax Consequences" which is incorporated by reference into the Prospectus, to the extent that they discuss matters of law or legal conclusions or purport to describe certain provisions of the federal tax laws, are correct summaries of the matters discussed therein.

       (e) On the date of the Pricing Agreement for such Designated Shares and at the Time of Delivery for such Designated Shares, the independent accountants of the Company who have certified the financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the date of the Pricing Agreement, and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex II hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

       (f) (i) Neither the Company nor any of the Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented there shall not have been any change in the capital stock or long-term debt of the Company or any of the Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Entities, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Shares on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

       (g) On or after the date of the Pricing Agreement relating to the Designated Shares (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred shares by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and
     (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred shares;

       (h) On or after the date of the Pricing Agreement relating to the Designated Shares there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Shares on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

       (i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses; and

       (j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Shares a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

     8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any amendment or supplement thereto (including the information deemed to be a part of the Registration Statement pursuant to Rule 434 under the Act, if applicable), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Shares through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Shares.

       (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any amendment or supplement thereto (including the information deemed to be a part of the Registration Statement pursuant to Rule 434 under the Act, if applicable), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

       (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (unless separate counsel is required due to conflict of interest) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without written consent of the indemnified party, affect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromises or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

       (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection
     (a) or (b) above in respect of any losses, claims damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Shares on the other from the offering of the Designated Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Shares in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Shares and not joint.

       (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and trustee of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Designated Shares which it has agreed to purchase under the Pricing Agreement relating to such Designated Shares, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Shares on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Shares, the Representatives or the Company shall have the right to postpone the time of Delivery for such Designated Shares for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Shares.

       (b) If, after giving effect to any arrangements for the purchase of the Designated Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Designated Shares which remains unpurchased does not exceed one-tenth of the aggregate number of the Designated Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Designated Shares which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Shares and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Designated Shares which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

       (c) If, after giving effect to any arrangements for the purchase of the Designated Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Designated Shares which remains unpurchased exceeds one-tenth of the aggregate number of the Designated Shares, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Shares of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Shares shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or trustee or controlling person of the Company, and shall survive delivery of and payment for the Shares.

     11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Shares covered by such Pricing Agreement except as provided in Section 6 and Section 8 hereof. If this Agreement shall be terminated as a result of any of the conditions set forth in Section 7 (other than Section 7(h)(i), (iii) or (iv)) not being satisfied the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements to counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Shares, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Shares except as provided in Section 6 and Section 8 hereof.

     12. In all dealings hereunder, the Representatives of the Underwriters of Designated Shares shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 8 and Section 10 hereof, the officers and trustees of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of each Pricing Agreement. As used herein, "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     15. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof.

                              Very truly yours,

                              FEDERAL REALTY INVESTMENT TRUST

                              By: /s/ NANCY J. HERMAN
                                 ------------------------------
                                  Name:  Nancy J. Herman
                                  Title:  Senior Vice President - General
                                          Counsel and Secretary
Accepted as of the date hereof:

MORGAN STANLEY & CO. INCORPORATED
FIRST UNION SECURITIES, INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
SALOMON SMITH BARNEY INC.

BY: MORGAN STANLEY & CO. INCORPORATED

By: /s/ HAROLD J. HENDERSHOT III
   ----------------------------------
   Name: /s/ Harold J. Hendershot III
   Title:  Executive Director

For themselves and as Representatives of the other Underwriters named in
Schedule I of Annex I hereto.

                                                                      SCHEDULE A

Indenture dated December 13, 1993, related to the Trust's 7.48% Debentures due August 15, 2026; 8 7/8% Senior Notes due January 15, 2000; 8% Notes due April 21, 2002; 6 5/8% Notes due 2005; 6.82% Medium Term Notes due August 1, 2027; 6.74% Medium Term Notes due March 10, 2004; and 6.99% Medium Term Notes due March 10, 2006, filed with the Commission on December 13, 1993 as exhibit 4(a) to the Trust's Registration Statement on Form S-3, (File No. 33-51029) and amended on Form S-3 (File No. 33-63687), effective December 4, 1995 is incorporated herein by reference thereto.

Indenture dated September 1, 1998 related to the Trust's 8.75% Notes due December 1, 2009 filed as exhibit 4(a) to the Trust's Registration Statement on Form S-3 (File No. 333-63619) is incorporated herein by reference thereto.

Credit Agreement Dated as of December 19, 1997, and as subsequently amended, by and among Federal Realty Investment Trust, as Borrower, The Financial Institutions Party Thereto and Their Assignees Under Section 13.5.(a), as Lenders, Corestates Bank, N.A., as Syndication Agent, First Union National Bank, as Administrative Agent and as Arranger, and Wells Fargo Bank, as Documentation Agent and as Co-Arranger.

Term Loan Agreement, dated as of December 22, 1998, and as subsequently amended, by and among Federal Realty Investment Trust, as Borrower, the Financial Institutions Party Thereto and Their Assignees Under Section 13.5.(d), as Lenders, Commerzbank Aktiengesellschaft, New York Branch as Syndication Agent, PNC, National Association, as Administrative Agent and Fleet National Bank, as documentation agent.

Building Loan Agreement among FRIT San Jose Town and Country Village LLC, San Jose Residential, Inc. and Street Retail, Inc. jointly and severally as Borrower, Commerzbank AG, New York Branch, Fleet National Bank, Bayerische Hypo-Und Vereinsbank AG, New York Branch and the Other Lenders named therein.

                                                                         ANNEX I

                               Pricing Agreement
                               -----------------

                                                                          , 2001

Morgan Stanley & Co. Incorporated
[                              ]
As representatives of the several
Underwriters named in Schedule I hereto
  c/o Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York  10036

Ladies and Gentlemen:

     Federal Realty Investment Trust, a Maryland real estate investment trust (the "Company"), proposes, subject to the terms and conditions stated herein and
in the Underwriting Agreement, dated           , 2001 (the "Underwriting
Agreement"), between the Company on the one hand and Morgan Stanley & Co.
Incorporated, [                    ] on the other hand, to issue and sell to the
Underwriters named in Schedule I hereto (the "Underwriters") the Shares specified in Schedule II hereto (the "Designated Shares"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Designated Shares set forth opposite the name of such Underwriter in Schedule I hereto.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                         Very truly yours,

                                         FEDERAL REALTY INVESTMENT TRUST

                                         By:
                                            -------------------------------
                                            Name:
                                            Title:



Accepted as of the date hereof:

MORGAN STANLEY & CO. INCORPORATED
[                            ]

BY: MORGAN STANLEY & CO. INCORPORATED

By:
   ----------------------------------
   Name:
   Title:

For themselves and as Representatives of the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I


                                                      Number of
                                                  Designated Shares
                 Underwriter                       to be Purchased
                 -----------                      ------------------














   Total

                                  SCHEDULE II

Title of Designated Shares:

Number of Designated Shares:

Overallotment Option:

Initial Offering Price to Public:

Purchase price per share for Designated Shares:

Liquidation Preference, if applicable:

Specified Funds for Payment of Purchase Price:

Dividend Payment Dates, if applicable:

Redemption provisions, if applicable:

Sinking fund requirements, if applicable:

Names and addresses of Representatives:  Morgan Stanley & Co. Incorporated

Address for Notices, etc.:  c/o Morgan Stanley & Co. Incorporated, 1585
                            Broadway, New York, New York, 10036

Other Terms:

Time of Delivery:

Closing Location:

                                                                        ANNEX II

     Pursuant to Section 7(e) of the Underwriting Agreement, Arthur Andersen LLP shall furnish letters to the Underwriters to the effect that (it being understood that Arthur Andersen LLP shall not be required to address any periods to April 1, 1999):

                1. They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                2. In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

                3. They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which are attached hereto; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (6)(a)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                4. The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                5. They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result to the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

                6. On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (a) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations or
          (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

               (b) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

               (c) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

               (d) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (e) as of a specified date not more than three days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company, or any decreases in consolidated net current assets or net assets or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (f) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in revenue, or in income before gain on sale of real estate and extraordinary items or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                7. In addition to the audit referred to in their reports included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

        All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Designated Shares for purposes of the letter delivered at the Time of Delivery for such Designated Shares.

                                                                       ANNEX III

Corporations (including Subsidiaries), Partnerships, Limited Liability Companies and Joint Ventures of Federal Realty Investment Trust ("FRIT")

FEDERAL REALTY INVESTMENT TRUST
-------------------------------

FR Associates Limited Partnership ("FR")                                        99%
           Andorra Associates                                                   99% (1% FR)
           Governor Plaza Associates                                            99% (1% FR)
           Shopping Center Associates                                           99% (1% FR)
           Berman Enterprises Ii Limited Partnership                            99% (1% FR)
           Virginia Real Estate Investors Limited Partnership                   99.762% (.238% FR)
FRIT Escondido Promenade, LLC                                                   70%
FRIT Leasing & Development Services, Inc.                                       100% voting stock
Congressional Plaza Associates                                                  55.7065%
FR Pike 7 Limited Partnership (DownREIT)                                        99%
Federal Realty Partners L. P. (Master DownREIT- 576,669 units                   40 units (FRLP Inc.)
           outstanding - 164,952 units have been redeemed)
Federal Realty Partners, Inc.                                                   100% voting stock
Loehmann's Plaza Limited Partnership (DownREIT)                                 1% Gen. Partner Int.
FRLP, Inc.                                                                      100% voting stock
FR Leesburg Plaza, LP (DownREIT-352,500 total units issued)                     214,500 units (LLC)
FR Leesburg Plaza, LLC                                                          100%
FRIT Property Services, Inc. (f/k/a Terranomics Retail                          100% nonvoting stock
           Services, Inc. f/k/a TRS Acquisition, Inc.)
Ravenswood Development Services, Inc.                                           100% nonvoting stock
Federal Realty Management Services, Inc.                                        100% voting stock
FR Federal Plaza, Inc.                                                          100% voting stock
FR Federal Plaza, LLC                                                           100%
Street Retail, Inc.                                                             100% voting stock


STREET RETAIL, INC.
-------------------

SRI Old Town, LLC                                                               100%
Street Retail Forest Hills I, LLC                                               90%
Street Retail Forest Hills II, LLC                                              90%
Street Retail Tempe I, LLC                                                      85%
Street Retail West GP, Inc. ("SRWGP")                                           100% voting stock
           Street Retail West I, L.P.                                           90%  (10%  SRI)
           Street Retail West II, L.P.                                          90%  (10%  SRI)
           Street Retail West 3, L.P.                                           90%  (10%  SRI)
           Street Retail West 4, L.P.                                           90%
           Street Retail West 6, L.P.,                                          90%

           Street Retail West 7, L.P.                                           90%
           Street Retail West 10, L.P.                                          90%

Street Retail San Antonio, LP                                                   .1% SRI San Antonio
                                                                                99.9% SRI Texas
SRI San Antonio, Inc. (f/k/a Dim Sum, Inc.                                      100% voting stock
           f/k/a FR Acquisition Holding Co., Inc.)
SRI Texas, Inc.                                                                 100% voting stock
JS&DB, Inc.                                                                     100% voting stock
SRI Holding Company, Inc.                                                       100% nonvoting stock
Street Retail West 9, L.P.                                                      90%
FRIT San Jose Town and Country Village, LLC                                     75%
San Jose Residential, Inc.                                                      100% nonvoting stock
580 Market, LLC                                                                 100%
Santana Row Services, Inc.                                                      100% voting
Santana Row ROF, Inc.                                                           100% voting
La Rive Gauche San Jose, LLC                                                    37.5%
Straits Santana Row, LLC                                                        90%

Santana Row Association, a California non-profit mutual benefit corporation

                                     III-2

                               Pricing Agreement
                               -----------------

                                                            November 19, 2001

Morgan Stanley & Co. Incorporated
First Union Securities, Inc.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Salomon Smith Barney Inc.
As representatives of the several
Underwriters named in Schedule I hereto
  c/o Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York  10036

Ladies and Gentlemen:

     Federal Realty Investment Trust, a Maryland real estate investment trust (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 19, 2001 (the "Underwriting Agreement"), between the Company on the one hand and Morgan Stanley & Co. Incorporated, First Union Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Shares specified in Schedule II hereto (the "Designated Shares"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the

Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Designated Shares set forth opposite the name of such Underwriter in Schedule I hereto.









               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                Very truly yours,

                                FEDERAL REALTY INVESTMENT TRUST


                                By: /s/ NANCY J. HERMAN
                                    ----------------------------
                                    Name:  Nancy J. Herman
                                    Title:  Senior Vice President - General
                                            Counsel and Secretary



Accepted as of the date hereof:

MORGAN STANLEY & CO. INCORPORATED
FIRST UNION SECURITIES, INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
SALOMON SMITH BARNEY INC.

BY: MORGAN STANLEY & CO. INCORPORATED

By: /s/ HAROLD J. HENDERSHOT III
   ---------------------------------
   Name:  Harold J. Hendershot III
   Title:  Executive Director

For themselves and as Representatives of the other
Underwriters named in Schedule I hereto.

                                  SCHEDULE I

                                                                                   Number of
                                                                               Designated Shares
                            Underwriter                                         to be Purchased
                          --------------                                     ---------------------
Morgan Stanley & Co. Incorporated                                                   1,047,500
First Union Securities, Inc.                                                        1,047,500
Merrill Lynch, Pierce, Fenner & Smith                                               1,047,500
               Incorporated
Salomon Smith Barney Inc.                                                           1,047,500
A.G. Edwards & Sons, Inc.                                                              30,000
Banc of America Securities LLC                                                         30,000
Bear, Stearns & Co. Inc.                                                               30,000
CIBC World Markets Corp.                                                               30,000
Dain Rauscher Wessels                                                                  30,000
Deutsche Banc Alex. Brown Inc.                                                         30,000
H&R Block Financial Advisors, Inc.                                                     30,000
HSBC Securities (USA) Inc.                                                             30,000
McDonald Investments Inc., a KeyCorp Company                                           30,000
Prudential Securities Incorporated                                                     30,000
Quick and Reilly                                                                       30,000
Raymond James & Associates, Inc.                                                       30,000
Charles Schwab & Co., Inc.                                                             30,000
Tucker Anthony Incorporated                                                            30,000
U.S. Bancorp Piper Jaffray Inc.                                                        30,000
Wachovia Securities, Inc.                                                              30,000
Wells Fargo Van Kasper, LLC                                                            30,000
Advest Inc.                                                                            15,000
Robert W. Baird & Co. Incorporated                                                     15,000
BB&T Capital Markets, a Division of Scott & Stringfellow                               15,000
William Blair & Co.                                                                    15,000
Davenport & Company LLC                                                                15,000
D.A. Davidson & Co.                                                                    15,000
Fahnestock & Co. Inc.                                                                  15,000
Fifth Third Securities, Inc.                                                           15,000
Gibraltar Securities Co.                                                               15,000
Gruntal & Co., L.L.C.                                                                  15,000
J.J.B. Hilliard, W.L. Lyons, Inc.                                                      15,000
Janney Montgomery Scott LLC                                                            15,000
C.L. King & Associates, Inc.                                                           15,000
McGinn, Smith & Co., Inc.                                                              15,000
Mesirow Financial, Inc.                                                                15,000
Parker/Hunter Incorporated                                                             15,000
Pershing/ a Division of Donaldson, Lufkin & Jenrette                                   15,000
Ryan, Beck & Co. LLC                                                                   15,000
Southwest Securities, Inc.                                                             15,000
Stifel, Nicolaus & Company Incorporated                                                15,000
                                                                                    ---------
   Total                                                                            5,000,000
                                                                                    =========

                                  SCHEDULE II


Title of Designated Shares:  8 1/2% Series B Cumulative Redeemable Preferred
                             Shares

Number of Designated Shares:  5,000,000

Overallotment Option:  750,000

Initial Offering Price to Public: $25.00

Purchase price per share for Designated Shares:  $24.2125

Liquidation Preference:  $25.00 per Series B Cumulative Redeemable Preferred
                         Share

Specified Funds for Payment of Purchase Price: Immediately available funds

Dividend Payment Dates:  The last day of January, April, July and October, beginning on January 31, 2002

Redemption provisions:  Except in certain circumstances relating to the preservation of the Company's status as a REIT for federal income tax purposes, the Series B Cumulative Redeemable Preferred Shares will not be redeemable prior to November 27, 2006. On or after November 27, 2006, the Company, at its option upon not less than 30 or more than 60 days' written notice, may redeem the Series B Cumulative Redeemable Preferred Shares, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends thereon to the date of redemption.

Sinking fund requirements:  None

Names and addresses of Representatives:  Morgan Stanley & Co. Incorporated,
                                         First Union Securities, Inc., Merrill
                                         Lynch, Pierce, Fenner & Smith
                                         Incorporated and Salomon Smith Barney
                                         Inc.

Address for Notices, etc.:  c/o Morgan Stanley & Co. Incorporated,
                            1585 Broadway, New York, New York, 10036

Other Terms:  None

Time of Delivery:  November 27, 2001

Closing Location:  Sidley Austin Brown & Wood llp, 875 Third Avenue, New York,
                   New York 10022